Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 10‑K of Cornerstone Financial Corporation (the "Company") for the period ended December 31, 2011 (the "Report"), I, Keith Winchester, Chief Financial Officer of the Company, to my knowledge certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

A.                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B.                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:         March 23, 2012                                                         By: /s/  Keith Winchester

Keith Winchester

Executive Vice President and Chief Financial Officer